EXHIBIT B
                                 EnerShop, Inc.
                        Intercompany Service Transactions
                      For the Quarter Ended March 31, 1997



               Name                       Type of Service            Amount
------------------------------------   --------------------------  ----------
Central and South West Services, Inc.  Salaries, and overheads in    $77,635
(Wholly owned subsidiary of            support of EnerShop, Inc.
Central and South West Corporation)